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                                                                     EXHIBIT 4

                          SELAS CORPORATION OF AMERICA

                             NON-EMPLOYEE DIRECTORS'
                                STOCK OPTION PLAN

         1. Purpose. This Non-Employee Directors' Stock Option Plan (the "Plan") is intended to provide a means whereby Selas Corporation of America ("Selas") may, through the grant to Non-Employee Directors (as defined in Section 3) of nonqualified stock options ("Options") to acquire Common Shares, par value $1.00 per share, of Selas ("Shares"), attract and retain capable independent directors and motivate such independent directors to promote the best interests of Selas and its subsidiaries.

         As used in the Plan, the term "subsidiary" means any corporation (whether or not in existence at the time the Plan is adopted) which is a subsidiary of Selas under the definition of "subsidiary corporation" contained in section 424(f) of the Internal Revenue Code of 1986, as amended ("Code"), or any similar provision hereafter enacted. The term "nonqualified stock options" means Options which do not qualify as incentive stock options within the meaning of section 422 of the Code.

         2. Administration. The Plan shall be administered by the Compensation Committee of the Board of Directors of Selas (the "Committee"), which shall consist of not less than two directors of Selas. Committee members shall be appointed by, and shall serve at the pleasure of, the Board of Directors of Selas ("Board"). Each member of the Committee, while serving as such, shall be deemed to be acting in his or her capacity as a director of Selas.

         The Committee shall have full authority, subject to the terms of the Plan, to interpret the Plan. Subject to the terms of the Plan, the Committee may correct any defect, supply any omission, and reconcile any inconsistency in this Plan and in any Option granted hereunder in the manner and to the extent it shall deem desirable. The Committee also shall have the authority to establish such rules and regulations, not inconsistent with the provisions of the Plan, for the proper administration of the Plan, and to amend, modify, or rescind any such rules and regulations, and to make such determinations and interpretations under, or in connection with, the Plan, as it deems necessary or advisable. All such rules, regulations, determinations, and interpretations shall be binding and conclusive upon Selas, its shareholders, and all Non-Employee Directors (including former Non-Employee Directors), upon their respective legal representatives, beneficiaries, successors, and assigns, and upon all other persons claiming under or through any of them. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted hereunder.

         3. Eligibility. The persons who shall be eligible to receive Options under the Plan (the "Non-Employee Directors") shall be those directors of Selas who:

            (a) Are not employees of Selas or any subsidiary; and

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            (b) Have not been employees of Selas or any subsidiary during the immediately preceding 12-month period.

         4. Shares Subject to the Plan. Subject to adjustment as provided in
Section 8 hereof, 75,000 Shares shall be available for the grant of Options under the Plan, which Shares may be authorized but unissued Shares or reacquired Shares, as Selas shall determine.

         If any Option granted under the Plan expires or otherwise terminates, in whole or in part, for any reason whatever (including, without limitation, the Non-Employee Director's surrender thereof) without having been exercised, the Shares subject to the unexercised portion of such Option shall be available for the granting of Options under the Plan as fully as if such Shares had never been subject to an Option.

         5. Grants of Options. An Option to acquire 5,000 Shares (as adjusted pursuant to Section 8) shall automatically be granted:

            (a) on April 22, 1998 (the "Effective Date"), to each person who is a Non-Employee Director as of the close of business on the Effective Date; and

            (b) to a person who was not a Non-Employee Director on the Effective Date, on the date after the Effective Date he or she becomes a Non-Employee Director, whether by reason of his or her subsequent election by shareholders or appointment by the Board to be a director, or, if applicable, the expiration of the 12-month period specified in
         Section 3(b) with respect to a present or future director who had previously been an employee of Selas or any subsidiary; provided that if a Non-Employee Director who previously received a grant of an Option under this Plan terminates service as a director and is subsequently elected or appointed to the Board again, such director shall not be eligible to receive any additional grant of Options under this Plan.

         6. Terms and Conditions of Options. Options granted pursuant to the Plan shall be subject to the following terms and conditions:

            (a) Number of Shares. The number of Shares to which an Option pertains shall be the number provided by Section 5 on the date of grant of such Option (subject to adjustment pursuant to Section 8).

            (b) Price. The option exercise price per share under each Option granted under the Plan shall be the greater of 100% of the fair market value of the Shares, or the par value thereof, on the date such Option is granted. The fair market value of a Share on any day shall mean (i) the mean between the highest and lowest selling prices of a Share on the date of grant, as quoted by the American Stock Exchange Composite Transactions Tape, or if not available or if the primary market for the Shares shall not be the American Stock Exchange, (ii) fair market value determined by using such other method as shall be permitted by the Code for the pricing of incentive stock options, or the rules or regulations thereunder, and adopted by the Committee from time to time.

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            (c) Subject to earlier termination as provided in subsections (e),
         (f), and (g) below and in Section 8 hereof, the term of each Option shall be ten years from the date of grant.

            (d) Exercise. Options shall be exercisable in installments commencing one year after the date of grant in accordance with the following schedule:

             Years After                        Exercisable
            Date of Grant                         Portion
            -------------                       -----------
                  1                               33-1/3%
                  2                               66-2/3%
                  3                                100%

         Except as otherwise provided in subsections (e), (f) and (g) below, Options shall only be exercisable by a Non-Employee Director while he or she remains a director of Selas. Subject to subsections (e), (f) and
         (g) below, any Shares the right to the purchase of which has accrued under an Option may be purchased at any time up to the expiration or termination of the Option. Options may be exercised, in whole or in part, from time to time by giving written notice of exercise to Selas at its principal office, specifying the number of Shares to be purchased and accompanied by payment in full of the aggregate price for such Shares. Only full Shares shall be delivered, and any fractional Share which might otherwise be deliverable upon exercise of an Option granted hereunder shall be forfeited.

         The option exercise price shall be payable in cash or its equivalent.

            (e) Expiration of Term or Removal of Non-Employee Director as Director. If a Non-Employee Director's service as a director of Selas terminates prior to the expiration of the original term of the Non-Employee Director's Option ("Expiration Date") for any reason (such as, without limitation, failure to be re-elected by the shareholders) other than those set forth in subsections (f) and (g) below, such Option may be exercised by the Non-Employee Director, to the extent of the number of Shares with respect to which the Non-Employee Director could have exercised it on the date of such termination of service as a director, at any time prior to the earlier of: (i) the Expiration Date of such Option, or (ii) the date three months after the date of such termination of service as a director.

            (f) Disability of Non-Employee Director. If a Non-Employee Director shall become disabled (within the meaning of section 22(e)(3) of the Code) during the period in which he or she is a director of Selas and, prior to the Expiration Date of the Non-Employee Director's Option, his or her position as a director of Selas is terminated as a consequence of such disability, such Option may be exercised, to the extent of the number of Shares with respect to which the Non-Employee Director could have exercised it on the date he or she ceased to be a director, by the Non-Employee Director at any time prior to the earlier of: (i) the Expiration Date of such Option, or (ii) one year after the date on

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         which the Non-Employee Director ceases to be a director of Selas by reason of disability. In the event of the Non-Employee Director's legal disability, such Option may be so exercised by the Non-Employee Director's legal representative.

            (g) Death of Non-Employee Director. If a Non-Employee Director ceases to be a director of Selas by reason of his or her death prior to the Expiration Date of the Non-Employee Director's Option, or if a Non-Employee Director who ceases to be a director for reasons described in subsections (e) and (f) above shall die following his or her ceasing to be a director but prior to the earlier of the Expiration Date of such Option or expiration of the period specified in subsection (e) or
         (f) above, such Option may be exercised, to the extent of the number of shares with respect to which the Non-Employee Director could have exercised it on the date of his or her death, by the Non-Employee Director's estate, personal representative or beneficiary who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the Non-Employee Director, at any time prior to the earlier of: (i) the Expiration Date of such Option (which, in the case of death following a termination of service as director pursuant to subsection (e) or (f) above, shall be deemed to mean the expiration of the exercise period specified therein), or (ii) one year after the date of the Non-Employee Director's death.

            (h) Transferability. Except as provided in the following sentence, no Option shall be assignable or transferable by any Non-Employee Director otherwise than by will or by the laws of descent and distribution. The Committee may, in its discretion, authorize all or a portion of an Option to be on terms which permit transfer by the Non-Employee Director to (i) the spouse, children, or grandchildren of the Non-Employee Director ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or
         (iii) a partnership in which such Immediate Family Members are the only partners, provided that (x) there may be no consideration for any such transfer, (y) the Option Agreement pursuant to which such Option is granted must be approved by the Committee and expressly provide for transferability in a manner consistent with this Section, and (z) subsequent transfers of the Option shall be prohibited other than by will or the laws of descent and distribution.

            A transferred Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The events of termination of service under this Section shall also continue to be applied with respect to the original Non-Employee Director, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified in, Section 6(e), (f), and
         (g).

            (i) Rights as a Shareholder. A Non-Employee Director shall have no rights as a shareholder with respect to any Shares covered by an Option until the issuance of a stock certificate representing such Shares.

            (j) Option Agreements. As soon as practicable after the grant of an Option, each Non-Employee Director receiving such grant shall enter into, and be bound by the terms of, a stock option agreement (the "Option Agreement"), which shall be in such form as the Committee shall, from time to time, approve. The Option Agreement shall contain such provisions, not inconsistent with the provisions of the Plan, as the Committee shall deem advisable.

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         7. Listing and Registration of Shares. Each Option shall be subject to the requirement that, if at any time Selas shall determine, in its discretion, that the listing, registration or qualification of the Option or Shares covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the exercise thereof, or that action by Selas or by the Non-Employee Director should be taken in order to obtain an exemption from any such requirement, no such Option may be exercised, in whole or in part, unless and until such listing, registration, qualification, consent, approval, or action shall have been effected, obtained, or taken under conditions acceptable to Selas. Without limiting the generality of the foregoing, each Non-Employee Director or his or her legal representative or beneficiary may also be required to give satisfactory assurance that Shares acquired upon exercise of an Option are being acquired for investment and not with a view to distribution, and certificates representing such Shares may be legended accordingly.

         8. Adjustments. The number of Shares which may be issued under the Plan, as stated in Section 4 hereof, the number of Shares specified in Section 5(a) hereof and the number of Shares issuable upon exercise of outstanding Options under the Plan (as well as the exercise price per share under such outstanding Options), shall be equitably adjusted by the Committee to reflect any stock dividend, stock split, share combination or similar change in the capitalization of Selas.

         In the event of a proposed dissolution, liquidation or sale of a substantial portion of the assets of Selas, or of a merger, consolidation, share exchange, exchange of shares or other transaction in which holders of Shares are to receive cash, securities or other property, the Committee shall, in its unlimited discretion, have the power prior to such event (a) to terminate all outstanding Options upon at least seven days' prior notice to each Non-Employee Director and, if the Committee deems it appropriate, to cause the Company to pay to each Non-Employee Director an amount in cash with respect to each Share to which a terminated Option pertains equal to the difference between the Option exercise price and the value, as determined by the Committee in its sole discretion, of the consideration to be received by the holders of Shares in connection with such transaction, or (b) to provide for the exchange of Options outstanding under the Plan for options to acquire securities or other property to be delivered in connection with the transaction and in connection therewith to make an equitable adjustment, as determined by the Committee in its sole discretion, in the Option exercise price and number of Shares or amount of property subject to the Option and, if deemed appropriate, provide for a cash payment to Optionees in partial consideration for such exchange.

         9. Amendment or Discontinuance of the Plan. At any time and from time to time, the Board may suspend or discontinue the Plan or amend it, and the Committee may amend any outstanding Option, in any respect whatsoever; provided, however, that no such suspension, discontinuance, or amendment shall materially impair the rights of any holder of an outstanding Option without the consent of such holder.

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         10. Termination of Plan. No Options may be granted under the Plan after
April 21, 2008, provided, however, that the Plan and all outstanding Options shall remain in effect until such Options have expired or are terminated in accordance with the Plan.

         11. Governing Law. The operation of, and the rights of Non-Employee Directors under, the Plan, the Option Agreements, and any Options granted hereunder shall be governed by the laws of the Commonwealth of Pennsylvania.

         12. Absence of Rights. Neither the adoption of the Plan nor any action of the Board or the Committee shall be deemed to give any individual any right to be granted an Option, or any other right hereunder, except as expressly provided in the Plan, and then his or her rights shall be only such as are provided by the Option Agreement and the Plan. No Option under the Plan shall entitle the holder thereof to any rights as a shareholder of Selas prior to the exercise of such Option and the issuance of the shares pursuant thereto. Further, notwithstanding any provisions of the Plan or the Option Agreement with a Non-Employee Director, the granting of an Option to a Non-Employee Director shall not entitle that Non-Employee Director to continue to serve as a director of Selas or a subsidiary or affect the terms and conditions of such service.

         13. No Obligation to Exercise Option. The granting of an Option shall impose no obligation upon a Non-Employee Director to exercise such Option.














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                              FORM OF STOCK OPTION
                                  AGREEMENT FOR
                    NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

                                     [Date]



[Name]
[Address]

Dear [name]:

                  I am pleased to inform you that on ______________, 199__, under the terms of the Selas Corporation of America Non-Employee Directors' Stock Option Plan (the "Plan"), you were granted an option to purchase [5,000] Common Shares of the Company at an exercise price of $[price] per share. Options granted under the Plan are nonqualified stock options, not incentive stock options.

                  The option will become exercisable as follows:

                  Date First Exercisable             Number of Shares

                  ______________________             ________________

                  ______________________             ________________

                  ______________________             ________________


The exercise price for your option shall be payable in cash or its equivalent. You may exercise your option in whole or in part by written notice to Selas Corporation of America at its principal office (presently located at 2034 Limekiln Pike, Dresher, PA 19025), Attention: Corporate Secretary. Only full shares will be delivered upon exercise, and any fractional share that would otherwise be deliverable upon exercise will be forfeited.

         Once your option becomes exercisable, it will remain exercisable until it is exercised in full or until it terminates. Unless earlier terminated pursuant to the terms of the Plan, your option will terminate on _______, 20 . While the specific terms of the Plan will govern, generally upon termination of your service as a director for any reason the option will terminate to the extent it has not yet become exercisable. To the extent the option is exercisable on the date you cease to be a director, it will generally remain exercisable until the earlier of the above expiration date or three months following the date you cease to be a director. However, if you cease to be a director due to death or disability, the option will generally remain exercisable until the earlier of the above expiration date or one year following the date you cease to be a director.

         Your option is not assignable or transferable other than by will or by the laws of descent and distribution.

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         Further terms governing your option are set forth in the Plan, a copy of which is attached hereto and incorporated by reference herein.

         If you wish to accept the grant of the option as provided above and in the Plan, please so indicate by signing and returning the enclosed copy of this letter, whereupon you and the Company shall be legally bound hereby under Pennsylvania law.

                                   Very truly yours,

                                   SELAS CORPORATION OF AMERICA



                                   By: ________________________________


Accepted and Agreed:


___________________________




















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